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                                                                 EXHIBIT NO. 11

CANYON RESOURCES CORPORATION
CALCULATION OF PRIMARY AND FULLY-DILUTED
        EARNINGS PER SHARE

For the years Ended December 31, 1995, 1994 and 1993

                                                         1995                 1994             1993
                                                         ----                 ----             ----
PRIMARY EARNINGS PER SHARE (A)

Computation for Statement of Income
- -------------------------------------------
Adjustment to net income (loss) per statements
 of income to amount used in  primary earnings
 per share computation:
      Net income (loss)                                ($6,143,200)         ($337,700)        $920,700
      Add-interest on  convertible debentures,
        net of tax effect                                  (B)                (B)               (B)
                                                    ---------------  -----------------  --------------

Net income (loss), as adjusted                         ($6,143,200)         ($337,700)        $920,700
                                                    ===============  =================  ==============


Adjustment to weighted average shares outstanding
  to amount used in primary earnings per share
  computation:
      Weighted average shares outstanding               25,696,800         25,470,400       24,636,100
      Add-shares issuable from assumed exercise of
      convertible debentures                               (B)               (B)                (B)
      Add-shares issuable from assumed exercise
      of options and warrants                              (B)               (B)               390,000
                                                    ---------------  -----------------  ---------------

Weighted average shares outstanding, as adjusted        25,696,800         25,470,400       25,026,100
                                                    ===============  =================  ===============


  Net income (loss) per share                               ($0.24)            ($0.01)           $0.04
                                                    ===============  =================  ===============

(A) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.
(B)     Effect is antidilutive, so amounts are not included in the earnings
        (loss) per share calculation.
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                                                                  Exhibit No. 11

CANYON RESOURCES CORPORATION
CALCULATION OF PRIMARY AND FULLY-DILUTED
        EARNINGS PER SHARE

For the years Ended December 31, 1995, 1994 and 1993

                                                           1995              1994              1993
                                                           ----              ----              ----
FULLY DILUTED EARNINGS PER SHARE (A)

Computation for Statement of Income

- -------------------------------------------

Adjustment to net income (loss) per statements of income to amount used in fully-diluted earnings per share computation:

      Net income (loss)                                ($6,143,200)         ($337,700)        $920,700
      Add-interest on convertible debentures,
        net of tax effect                                  (B)                (B)                (B)
                                                    ---------------  ----------------   --------------
Net income (loss), as adjusted                         ($6,143,200)         ($337,700)        $920,700
                                                    ===============  ================   ===============


Adjustment to weighted average shares outstanding to amount used in fully-diluted earnings per share computation:

      Weighted average shares outstanding               25,696,800         25,470,400       24,636,100
      Add-shares issuable from assumed exercise of
        convertible debentures                             (B)               (B)                (B)
      Add-shares issuable from assumed exercise
        of options and warrants                            (B)               (B)             1,297,100
                                                    ---------------  -----------------  --------------

Weighted average shares outstanding, as adjusted        25,696,800         25,470,400       25,933,200
                                                    ===============  =================  ==============


  Net income (loss) per share                               ($0.24)            ($0.01)           $0.04
                                                    ==============  =================  ===============


(A) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.
(B)     Effect is antidilutive, so amounts are not included in the earnings
        (loss) per share calculation.